Exhibit 20.5
Page 1 of 3

Navistar Financial 1995 - B Owner Trust
For the Month of June
Distribution Date of July 15, 1997

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $252,433,095.12
Beginning Pool Factor                                           0.4808694

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $10,147,893.84
     Interest Collected                                     $2,086,716.47

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $222,549.50
Total Additional Deposits                                     $222,549.50

Repos / Chargeoffs                                            $237,065.53
Aggregate Number of Notes Charged Off                                  80

Total Available Funds                                      $12,457,159.81

Ending Pool Balance                                       $242,048,135.75
Ending Pool Factor                                              0.4610867

Servicing Fee                                                 $210,360.91

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $14,530,854.15
     Target Percentage                                               5.50%
     Target Balance                                        $13,312,647.47
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                   ($1,218,206.68)
     Ending Balance                                        $13,312,647.47

Current Weighted Average APR:                                       9.983%
Current Weighted Average Remaining Term (months):                   32.33

Delinquencies                                               Dollars       Notes
     Installments:               1 - 30 days             $2,375,146.24    1,573
                                31 - 60 days               $609,518.35      426
                                60+  days                  $191,570.39      103

     Total:                                              $3,176,234.98    1,584

     Balances:                  60+  days                $3,165,346.99      103

Memo Item - Reserve Account
     Prior Month                                        $13,883,820.23
+    Invest. Income                                         $59,970.27
+    Excess Serv.                                          $587,063.65
+    Transfer (to) / from Collections Account                    $0.00
     Beginning Balance                                  $14,530,854.15

Exhibit 20.5
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  June

                                                                                      NOTES
                                                         (Money Market)
                                            TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 3       CERTIFICATES
Original Pool Amount
Distributions:                       $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00     $18,375,000.00
     Distribution Percentages                                       0.00%              0.00%             96.50%              3.50%
     Coupon                                                         5.75%              5.94%              6.05%              6.22%

Beginning Pool Balance               $252,433,095.12
Ending Pool Balance                  $242,048,135.75

Collected Principal                   $10,147,893.84
Collected Interest                     $2,086,716.47
Charge - Offs                            $237,065.53
Liquidation Proceeds/Recoveries          $222,549.50
Servicing                                $210,360.91
Cash Transfer from Reserve Account             $0.00
Total Collections Available
   for Debt Service                   $12,246,798.90

Beginning Balance                    $252,433,095.12                $0.00              $0.00    $237,663,490.76     $14,769,604.36

Interest Due                           $1,274,775.88                $0.00              $0.00      $1,198,220.10         $76,555.78
Interest Paid                          $1,274,775.88                $0.00              $0.00      $1,198,220.10         $76,555.78
Principal Due                         $10,384,959.37                $0.00              $0.00     $10,021,485.79        $363,473.58
Principal Paid                        $10,384,959.37                $0.00              $0.00     $10,021,485.79        $363,473.58

Ending Balance                       $242,048,135.75                $0.00              $0.00    $227,642,004.97     $14,406,130.78
Note/Certificate Pool Factor                                       0.0000             0.0000             0.8006             0.7840
   (Ending Balance / Original Pool Amount)
Total Distributions                   $11,659,735.25                $0.00              $0.00     $11,219,705.89        $440,029.36

Interest Shortfall                             $0.00                $0.00              $0.00              $0.00              $0.00
Principal Shortfall                            $0.00                $0.00              $0.00              $0.00              $0.00
     Total Shortfall                           $0.00                $0.00              $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                         $587,063.65
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance        $14,530,854.15
(Release)/Draw                        ($1,218,206.68)
Ending Reserve Acct Balance           $13,312,647.47


Exhibit 20.5
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  June


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                       5                      4                   3                  2                   1
                                    Feb-97                 Mar-97              Apr-97              May-97              Jun-97
Beginning Pool Balance           $302,134,717.51       $287,757,278.24     $273,274,310.47     $261,855,828.72     $252,433,095.12

A)   Loss Trigger:
Principal of Contracts
  Charged Off                        $390,842.50           $614,905.54         $440,255.43         $275,269.95         $237,065.53
Recoveries                         $1,213,647.41           $972,488.42         $743,300.95         $405,872.33         $222,549.50

Total Charged Off (Months 5, 4, 3) $1,446,003.47
Total Recoveries (Months 3, 2, 1)  $1,371,722.78
Net Loss / (Recoveries) for 3 Mos.    $74,280.69(a)

Total Balance (Months 5, 4, 3)   $863,166,306.22(b)

Loss Ratio Annualized [(a/b) * (12)]      0.1033%

Trigger:  Is Ratio > 1.5%                     No
                                                                                 Apr-97              May-97              Jun-97

B)   Delinquency Trigger:                                                    $1,755,328.71       $3,263,899.63       $3,165,346.99
     Balance delinquency 60+ days                                                  0.64233%            1.24645%            1.25394%
     As % of Beginning Pool Balance                                                0.96036%            0.98806%            1.04757%
     Three Month Average

Trigger:  Is Average > 2.0%                   No

C)   Noteholders Percent Trigger:         2.5360%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                   No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer